                                                EXHIBIT 11.1


ROBBINS & MYERS, INC.
COMPUTATON OF PER SHARE EARNINGS
(in thousands, except per share data)     Three Months Ended          Six Months Ended
                                         ---------------------     ---------------------
                                          Feb 28,     Feb 28,       Feb 28,     Feb 28,
                                           1995        1994          1995        1994
                                         ---------------------     ---------------------
PRIMARY
   Average shares outstanding               5,164       5,092         5,157       5,089
   Net effect of dilutive stock options -
   based on the treasury stock method
   using average market price                 122         138           123         146
                                         --------    --------      --------    --------
                     TOTAL                  5,286       5,230         5,280       5,235
                                         ========    ========      ========    ========

   Net Income                              $3,087      $2,136        $6,003      $4,043
                                         ========    ========      ========    ========
   PER SHARE AMOUNTS:
   Net Income                               $0.58       $0.41         $1.13       $0.77
                                         ========    ========      ========    ========
FULLY DILUTED
   Average shares outstanding               5,164       5,092         5,157       5,089
   Net effect of dilutive stock options -
   based on the treasury stock method
   using the year-end market price, if
   higher than average market price           142         161           142         161
                                         --------    --------      --------    --------
                     TOTAL                  5,306       5,253         5,299       5,250
                                         ========    ========      ========    ========

   Net Income                              $3,087      $2,136        $6,003      $4,043
                                         ========    ========      ========    ========

   PER SHARE AMOUNTS:
   Net Income                               $0.58       $0.41         $1.13       $0.77